Exhibit 99.1

AeroVironment Announces Fiscal 2026 Fourth Quarter and Fiscal Year Results

ARLINGTON, VA, June 29, 2026 — AeroVironment, Inc. (NASDAQ: AVAV) (“AeroVironment” or the “Company”) reported today financial results for the fiscal fourth quarter and year ended April 30, 2026.

Fourth Quarter Highlights:

●	Record fourth quarter revenue of $641.6 million and fiscal year revenue of $1,976.8 million, up 133% and 141% year-over-year, respectively
●	Bookings of $2.7 billion and book-to-bill ratio of 1.4 for the fiscal year
●	Funded backlog of $1.2 billion

“Fiscal 2026 marked a transformational year for AV, which included the completion of our largest acquisition, meaningful investments toward diversifying our portfolio in critical areas aligned to our customer’s highest priorities, and the strongest financial performance in our history,” said Wahid Nawabi, AeroVironment chairman, president and chief executive officer. “We are confident our proven ability to deliver at speed will continue to drive opportunities for AV across our global customer base.”

“We remain focused on executing with excellence and strengthening our supply chain to accelerate the commercialization of our platforms. AV is well-positioned to capture the rising global demand across lethal and non-lethal drones, counter-UAS, space and advanced technologies and deliver long-term shareholder value.”

FISCAL 2026 FOURTH QUARTER RESULTS

Revenue for the fourth quarter of fiscal 2026 was $641.6 million and $2.0 billion for the fiscal year. Revenue for fourth quarter of fiscal 2026 increased 133% as compared to $275.1 million for the fourth quarter of fiscal 2025, due to higher product sales of $256.7 million and higher service revenue of $109.8 million. The combined acquisitions of BlueHalo on May 1, 2025 and Empirical Systems Aerospace, Inc. on March 16, 2026 contributed $282.3 million of revenue to the current quarter. From a segment standpoint, Autonomous Systems (“AxS”) recorded revenue of $492.4 million and Space, Cyber and Directed Energy (“SCDE”) recorded revenue of $149.2 million.

Gross margin for the fourth quarter of fiscal 2026 was $202.6 million, an increase of 102% as compared to $100.3 million for the fourth quarter of fiscal 2025, reflecting higher product margin of $120.3 million offset by lower service margin of $(18.0) million. Fiscal 2026 fourth quarter gross margin was negatively impacted by $18.4 million of intangible amortization expense and other related non-cash purchase accounting expenses, as compared to $8.3 million in the fourth quarter of fiscal 2025. As a percentage of revenue, gross margin fell to 32% from 36%, primarily due to an increase in the proportion of service revenue resulting from the BlueHalo acquisition and the increased amortization and other non-cash purchase accounting expenses.

Income from operations for the fourth quarter of fiscal 2026 was $56.9 million as compared to income from operations of $13.8 million for the fourth quarter of last fiscal year. The current quarter was negatively impacted by $51.4 million of intangible amortization and other related non-cash purchase accounting expenses as compared to $9.0 million in the fourth quarter of fiscal 2025. The increase year-over-year was primarily due to an increase in gross margin of $102.3 million and a decrease in goodwill impairment of $18.4 million related to the UGV goodwill impairment in the fourth quarter of last fiscal year. The increase was partially offset by an increase in selling, general and administrative expense of $71.0 million, which includes an increase of $33.0 million of intangible amortization expense and incremental headcount resulting from our acquisition of BlueHalo which closed on May 1, 2025, and an increase in research and development (“R&D”) expense of $6.6 million.

Other income, net for the fourth quarter of fiscal 2026 was $7.5 million, as compared to other loss, net of $(0.7) million for the fourth quarter of fiscal 2025. The increase year-over-year was primarily due to the realized gains from the sale of equity securities and an increase in interest income due to a combination of higher cash and investment balances and lower interest bearing debt balances.

Provision for income taxes for the fourth quarter of fiscal 2026 was $16.0 million, as compared to $0.2 million for the fourth quarter of last fiscal year. The increase year-over-year was primarily due to the increase in current quarter income before income taxes relative to the pretax loss for the first three quarters of fiscal year 2026.

Net income for the fourth quarter of fiscal 2026 was $63.2 million, or $1.25 per diluted share, as compared to net income of $16.7 million, or $0.59 per diluted share, in the prior-year period, respectively. The current quarter was negatively impacted by $51.4 million, or $0.80 per diluted share, of intangible amortization and other related non-cash purchase accounting expenses as compared to $9.0 million, or $0.25 per diluted share, in the fourth quarter of fiscal 2025.

Non-GAAP adjusted EBITDA for the fourth quarter of fiscal 2026 was $140.1 million and non-GAAP earnings per diluted share were $1.84, as compared to $61.6 million and $1.61, respectively, for the fourth quarter of fiscal 2025.

BACKLOG

As of April 30, 2026, funded backlog (defined as remaining performance obligations under firm orders for which funding is currently appropriated to us under a customer contract) was $1.2 billion, as compared to $726.6 million as of April 30, 2025.

FISCAL 2027 — OUTLOOK FOR THE FULL YEAR

For fiscal year 2027, the Company expects revenue of between $2.125 billion and $2.225 billion, net income of between $8 million and $24 million, non-GAAP adjusted EBITDA of between $305 million and $325 million, earnings per diluted share of between $0.16 and $0.48 and non-GAAP earnings per diluted share, which excludes amortization of intangible assets, other non-cash purchase accounting expenses, of between $3.02 and $3.34.

The foregoing estimates are forward-looking and reflect management’s view of current and future market conditions, subject to certain risks and uncertainties, including certain assumptions with respect to our ability to efficiently and on a timely basis integrate acquisitions, obtain and retain government contracts, changes in the timing and/or amount of government spending, react to changes in the demand for our products and services, activities of competitors, changes in the regulatory environment, and general economic and business conditions in the United States and elsewhere in the world. Investors are reminded that actual results may differ materially from these estimates and investors should review all risks related to achievement of the guidance reflected under “forward-looking statements” below and in the Company’s filings with the Securities and Exchange Commission.

CONFERENCE CALL AND PRESENTATION

In conjunction with this release, AeroVironment, Inc. will host a conference call today, Monday, June 29, 2026, at 4:30 pm Eastern Time that will be webcast live. Wahid Nawabi, chairman, president and chief executive officer, Sean T. Woodward, executive vice president and chief financial officer, and Denise Pacioni, investor relations director, will host the call.

Investors may access the call by registering via the following participant registration link up to ten minutes prior to the start time.

Participant registration URL:

https://register-conf.media-server.com/register/BI1812701cade046388be08d47ca9d1de6

Investors may also listen to the live audio webcast via the Investor Relations page of the AeroVironment, Inc. website, http://investor.avinc.com. Please allow 15 minutes prior to the call to download and install any necessary audio software.

A supplementary investor presentation for the third quarter fiscal year 2026 can be accessed at https://investor.avinc.com/events-and-presentations.

Audio Replay

An audio replay of the event will be archived on the Investor Relations section of the Company's website at http://investor.avinc.com.

ABOUT AEROVIRONMENT, INC.

AeroVironment (“AV”) (NASDAQ: AVAV) is a defense technology leader delivering integrated capabilities across air, land, sea, space, and cyber. The company develops and deploys autonomous systems, precision strike systems, counter-UAS technologies, space-based platforms, directed energy systems, and cyber and electronic warfare capabilities—built to meet the mission needs of today’s warfighter and tomorrow’s conflicts. With a national manufacturing footprint and a deep innovation pipeline, AV delivers proven systems and future-defining capabilities with speed, scale, and operational relevance. For more information visit: www.avinc.com.

FORWARD-LOOKING STATEMENTS

This press release contains "forward-looking statements" as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may predict, forecast, indicate or imply future results, performance or achievements, and may contain words such as “will,” “believe,” “anticipate,” “expect,” “estimate,” “intend,” “project,” “plan,” or words or phrases with similar meaning. Forward-looking statements are based on current expectations, forecasts and assumptions that involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of our control, that may cause our business, strategy or actual results to differ materially from the forward-looking statements.

Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to, the impact of our ability to successfully close and integrate acquisitions into our operations and avoid disruptions from acquisition transactions that will harm our business; the recording of goodwill and other intangible assets as part of acquisitions that are subject to potential impairments in the future and any realization of such impairments; any actual or threatened disruptions to our relationships with our distributors, suppliers, customers and employees, including shortages in components for our products, whether due to restrictions and sanctions imposed by foreign governments or otherwise; the ability to timely and sufficiently integrate international operations into our ongoing business and compliance programs; reliance on sales to the U.S. government, including uncertainties in classification, pricing or potentially burdensome imposed terms for certain types of government contracts; availability of U.S. government funding for defense procurement and R&D programs; our ability to win U.S. and international government R&D and procurement programs, including foreign military financing aid; changes in the timing and/or amount of government spending, including due to continuing resolutions and/or changing government priorities; adverse impacts of any U.S. government shutdown; our ability to realize the anticipated benefits of the BlueHalo transaction or other acquisitions; our ability to execute contracts for anticipated sales, perform under such contracts and other existing contracts and obtain new contracts; risks related to our international business, including compliance with export control laws; the extensive and increasing regulatory requirements governing our contracts with the U.S. government and international customers; the consequences to our financial position, business and reputation that could result from failing to comply with applicable law, regulatory requirements, and contractual obligations; unexpected technical and marketing difficulties inherent in major research and product development efforts; the impact of potential security and cyber threats or the risk of unauthorized access to and resulting misuse of our, our customers’ and/or our suppliers’ information and systems; failure to remain a market innovator, to create new market opportunities or to expand into new markets; our ability to increase production capacity to support anticipated growth; unexpected changes in significant operating expenses, including components and raw materials; failure to develop new products or integrate new technology into current products; any increase in litigation activity or unfavorable results in legal proceedings, including pending class actions, or litigation that may arise from or in conjunction with our recent acquisitions; our ability to respond and adapt to legal, regulatory and government budgetary changes; our ability to comply with the covenants in our loan documents, outstanding convertible notes or acquisition and merger agreements for acquisitions; our ability to attract and retain skilled employees, including retention of employees of acquired companies; the impact of inflation; and general economic and business conditions in the United States and elsewhere in the world; and the failure to establish and maintain effective internal control over financial reporting. For a further list and description of such risks and uncertainties, see the reports we file with the Securities and Exchange Commission. We do not intend, and undertake no obligation, to update any forward-looking statements, whether as a result of new information, future events or otherwise.

NON-GAAP MEASURES

In addition to the financial measures prepared in accordance with generally accepted accounting principles (GAAP), this earnings release also contains non-GAAP financial measures. See in the financial tables below the calculation of these measures, the reasons why we believe these measures provide useful information to investors, and a reconciliation of these measures to the most directly comparable GAAP measures.

– Financial Tables Follow –

AeroVironment, Inc.

Consolidated Statements of Operations

(In thousands except share and per share data)

	Three Months Ended		Year Ended
	April 30,	April 30,	April 30,	April 30,
	2026	2025	2026	2025

	(Unaudited)		(Unaudited)
Revenue:
Product sales	$498,965	$242,234	$1,415,349	$692,722
Contract services	142,651	32,816	561,496	127,905
	641,616	275,050	1,976,845	820,627
Cost of sales:
Product sales	287,173	150,775	959,230	404,347
Contract services	151,818	23,943	516,973	97,644
	438,991	174,718	1,476,203	501,991
Gross margin:
Product sales	211,792	91,459	456,119	288,375
Contract services	(9,167)	8,873	44,523	30,261
	202,625	100,332	500,642	318,636
Selling, general and administrative	114,225	43,254	443,251	158,753
Research and development	31,459	24,902	127,678	100,729
Impairment of goodwill	—	18,359	240,708	18,359
Income (loss) from operations	56,941	13,817	(310,995)	40,795
Other income (loss):
Interest income (expense), net	3,437	(1,011)	(5,613)	(2,188)
Other income, net	4,074	299	10,986	1,057
Income (loss) before income taxes	64,452	13,105	(305,622)	39,664
Provision for (benefit from) income taxes	16,031	223	(23,059)	882
Equity method investment income, net of tax	14,753	3,782	17,441	4,837
Net income (loss)	$63,174	$16,664	$(265,122)	$43,619
Net income (loss) per share
Basic	$1.26	$0.59	$(5.40)	$1.56
Diluted	$1.25	$0.59	$(5.40)	$1.55
Weighted-average shares outstanding:
Basic	50,097,894	28,068,584	49,087,346	28,018,656
Diluted	50,486,838	28,264,953	49,087,346	28,173,488

AeroVironment, Inc.

Consolidated Balance Sheets

(In thousands except share data)

	April 30,
	2026	2025
Assets
Current assets:
Cash and cash equivalents	$377,325	$40,862
Short-term investments	254,972	—
Accounts receivable, net of allowance for credit losses of $1,961 at April 30, 2026 and $203 at April 30, 2025	316,167	101,967
Unbilled receivables and retentions	570,408	290,009
Inventories, net	312,856	144,090
Income taxes receivable	6,210	622
Prepaid expenses and other current assets	52,485	28,966
Total current assets	1,890,423	606,516
Long-term investments	81,128	31,627
Property and equipment, net	166,719	50,704
Operating lease right-of-use assets	100,392	31,879
Deferred income taxes	—	61,460
Intangibles, net	929,826	48,711
Goodwill	2,493,678	256,781
Other assets	54,576	32,889
Total assets	$5,716,742	$1,120,567
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$160,507	$72,462
Wages and related accruals	98,056	44,253
Customer advances	79,607	15,952
Current operating lease liabilities	17,594	10,479
Income taxes payable	524	356
Other current liabilities	82,949	28,659
Total current liabilities	439,237	172,161
Long-term debt	728,967	30,000
Non-current operating lease liabilities	88,228	23,812
Other non-current liabilities	1,986	2,026
Liability for uncertain tax positions	7,430	6,061
Deferred income taxes	50,494	—
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.0001 par value:
Authorized shares—10,000,000; none issued or outstanding at April 30, 2026 and April 30,2025	—	—
Common stock, $0.0001 par value:
Authorized shares—100,000,000
Issued and outstanding shares—50,610,514 shares at April 30, 2026 and 28,267,517 shares at April 30, 2025	6	4
Additional paid-in capital	4,396,845	618,711
Accumulated other comprehensive loss	(5,635)	(6,514)
Retained earnings	9,184	274,306
Total stockholders’ equity	4,400,400	886,507
Total liabilities and stockholders’ equity	$5,716,742	$1,120,567

AeroVironment, Inc.

Consolidated Statements of Cash Flows

(In thousands)

	Year Ended April 30,
	2026	2025	2024
Operating activities
Net (loss) income	$(265,122)	$43,619	$59,666
Adjustments to reconcile net (loss) income to cash used in operating activities:
Depreciation and amortization	265,037	40,998	35,749
Impairment of goodwill	240,708	18,359	—
(Gain)/Loss from equity method investments	(17,441)	(4,837)	1,674
Amortization of debt issuance costs	11,408	1,195	1,009
Provision for credit losses	1,986	43	4
Reserve for inventory excess and obsolescence	8,460	2,882	13,937
Other non-cash expense, net	5,306	2,606	1,316
Non-cash lease expense	25,426	10,163	10,400
Loss on foreign currency transactions	18	491	22
(Gain) loss on sale of equity securities, net	(11,720)	(177)	3,945
Deferred income taxes	(27,111)	(20,157)	(23,290)
Stock-based compensation	38,334	21,461	17,069
Loss on disposal of property and equipment	2,136	311	621
Amortization of debt securities	(879)	—	—
Changes in operating assets and liabilities, net of acquisitions:
Accounts receivable	(128,697)	(31,761)	19,208
Unbilled receivables and retentions	(158,980)	(90,514)	(92,850)
Inventories	(111,610)	2,966	(23,045)
Income taxes receivable	(1,364)	(590)	—
Prepaid expenses and other assets	(19,940)	(21,010)	(20,279)
Accounts payable	28,081	22,331	12,968
Other liabilities	37,560	303	(2,832)
Net cash (used in) provided by operating activities	(78,404)	(1,318)	15,292
Investing activities
Acquisition of property and equipment	(62,544)	(19,547)	(22,983)
Acquisition of capitalized software to be sold	(23,674)	(3,269)	—
Contributions in equity method investments	(4,543)	(5,674)	(3,074)
Purchase of available-for-sale investments	(369,867)	—	—
Redemption of available-for-sale investments	94,500	—	—
Purchase of equity and debt investments	(8,000)	—	—
Proceeds from sale of equity securities	19,214	—	—
Exercise of warrants	(6,250)	—	—
Acquisition of intangibles	—	—	(1,500)
Business acquisitions, net of cash acquired	(871,507)	—	(24,157)
Net cash used in investing activities	(1,232,671)	(28,490)	(51,714)
Financing activities
Proceeds from revolving credit facility	233,939	40,000	—
Principal payments of term loan	(700,000)	(28,000)	(107,000)
Principal payments of revolver	(265,000)	(10,000)	—
Proceeds from long-term debt	693,202	—	—
Proceeds from shares issued, net of underwriter costs	968,515	—	88,437
Payment of contingent consideration	—	—	(2,132)
Proceeds from convertible debt, net of underwriter costs	726,944	—	—
Payment of debt issuance costs	(2,445)	(1,151)	(37)
Payment of equity issuance costs	(1,388)	(2,896)	—
Holdback and retention payments for business acquisition	—	(390)	(500)
Tax withholding payment related to net settlement of equity awards	(10,928)	(4,147)	(1,596)
Employee stock purchase plan contributions	4,355	1,910	—
Exercise of stock options	—	1,841	—
Other	(16)	(23)	(24)
Net cash provided by (used in) financing activities	1,647,178	(2,856)	(22,852)
Effects of currency translation on cash and cash equivalents	360	225	(284)
Net increase (decrease) in cash and cash equivalents	336,463	(32,439)	(59,558)
Cash and cash equivalents at beginning of period	40,862	73,301	132,859
Cash and cash equivalents at end of period	$377,325	$40,862	$73,301
Supplemental disclosures of cash flow information
Cash paid, net during the period for:
Income taxes	$3,606	$24,631	$20,438
Interest	$12,847	$1,757	$6,823
Non-cash activities
Issuance of common stock for business acquisition	2,782,553	—	109,820
Unrealized loss on available-for-sale investments	(215)	—	—
Change in foreign currency translation adjustments	$1,094	$(922)	$(1,140)
Acquisitions of property and equipment included in accounts payable	$3,610	$2,204	$986

AeroVironment, Inc.

Reportable Segment Results (Unaudited)

(In thousands)

	Three Months Ended April 30, 2026
	AxS	SCDE	Total
Revenue	$492,435	$149,181	$641,616

Segment adjusted EBITDA	$138,653	$1,413	$140,066

	Three Months Ended April 30, 2025
	AxS	SCDE	Total
Revenue	$275,050	$—	$275,050

Segment adjusted EBITDA	$61,619	$—	$61,619

AeroVironment, Inc.

Reconciliation of non-GAAP Earnings per Diluted Share (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025

Earnings (loss) per diluted share	$1.25	$0.59	$(5.40)	$1.55
Amortization of acquired intangible assets and other purchase accounting adjustments	0.80	0.25	3.60	0.66
Acquisition-related expenses	0.15	0.16	0.89	0.54
Legal accrual	—	0.06	—	0.06
Equity method and equity securities investments activity, net	(0.36)	(0.10)	(0.54)	(0.18)
Goodwill impairment	—	0.65	4.76	0.65
Earnings per diluted share as adjusted (non-GAAP)	$1.84	$1.61	$3.31	$3.28

Reconciliation of non-GAAP adjusted EBITDA (Unaudited)

	Three Months Ended	Three Months Ended	Year Ended	Year Ended
(in millions)	April 30, 2026	April 30, 2025	April 30, 2026	April 30, 2025
Net income (loss)	$63.2	$16.7	$(265.1)	$43.6
Interest (income) expense, net	(3.4)	1.0	5.6	2.2
Provision for (benefit from) income taxes	16.0	0.2	(23.1)	0.9
Depreciation and amortization	62.1	13.9	265.0	41.0
EBITDA (non-GAAP)	137.9	31.8	(17.6)	87.7
Amortization of cloud computing arrangement implementation	1.6	0.6	5.7	2.4
Stock-based compensation	10.3	5.9	38.3	21.5
Acquisition-related expenses	9.3	5.6	48.2	19.3
Equity method and equity securities investments activity, net	(19.0)	(2.8)	(29.2)	(5.0)
Legal accrual	—	2.1	—	2.1
Goodwill impairment	—	18.4	240.7	18.4
Adjusted EBITDA (non-GAAP)	$140.1	$61.6	$286.1	$146.4

Reconciliation of Forecast Earnings per Diluted Share (Unaudited)

Fiscal year ending
April 30, 2027
Forecast earnings per diluted share	$0.16 - 0.48
Amortization of acquired intangible assets and other purchase accounting adjustments	2.70
Acquisition-related expenses	0.16
Forecast earnings per diluted share as adjusted (non-GAAP)	$3.02 - 3.34

Reconciliation of 2026 Forecast and Fiscal Year 2025 Actual Non-GAAP adjusted EBITDA (Unaudited)

	Fiscal year ending	Fiscal year ended
(in millions)	April 30, 2027	April 30, 2026
Net income (loss)	$8 - 24	$(265)
Interest (income) expense, net	(8)	6
Benefit from income taxes	(6) - (2)	(23)
Depreciation and amortization	243	265
EBITDA (non-GAAP)	237 - 257	(17)
Amortization of cloud computing arrangement implementation	14	6
Stock-based compensation	44	38
Acquisition-related expenses	10	48
Equity method and equity securities investments activity, net	—	(29)
Goodwill impairment	—	241
Adjusted EBITDA (non-GAAP)	$305 - 325	$287

Statement Regarding Non-GAAP Measures

The non-GAAP measures set forth above should be considered in addition to, and not as a replacement for or superior to, the comparable GAAP measures, and may not be comparable to similarly titled measures reported by other companies. Management believes that these measures provide useful information to investors by offering additional ways of viewing our results that, when reconciled to the corresponding GAAP measures, help our investors to understand the long-term profitability trends of our business and compare our profitability to prior and future periods and to our peers. In addition, management uses these non-GAAP measures to evaluate our operating and financial performance.

Non-GAAP Earnings per Diluted Share

We exclude acquisition-related expenses, amortization of acquisition-related intangible assets, equity method investment gains and losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating items because we believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation and that intangible asset amortization will recur in future periods until such intangible assets have been fully amortized.

Adjusted EBITDA (Non-GAAP)

Adjusted EBITDA is defined as net income before interest income, interest expense, income tax expense (benefit) and depreciation and amortization, adjusted for the impact of certain other non-cash items, including amortization of implementation of cloud computing arrangements, stock-based compensation, acquisition related expenses, equity method investment gains or losses, equity securities investments gains or losses, goodwill impairment and one-time non-operating gains or losses. We present Adjusted EBITDA, which is not a recognized financial measure under U.S. GAAP, because we believe it is frequently used by analysts, investors and other interested parties to evaluate companies in our industry. We believe this facilitates more consistent comparisons of operating results over time between our newly acquired and existing businesses, and with our peer companies. We believe, however, that it is important for investors to understand that such intangible assets contribute to revenue generation, intangible asset amortization will recur in future periods until such intangible assets have been fully amortized and that interest and income tax expenses will recur in future periods. In addition, Adjusted EBITDA may not be comparable to similarly titled measures used by other companies in our industry or across different industries.

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CONTACT

Denise Pacioni

+1 805-795-4108

ir@avinc.com

https://investor.avinc.com/contact-and-faq/contact-us